Exhibit 8.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

November 4, 2013

Plum Creek Timber Company, Inc. 601 Union Street, Suite 3100 Seattle, Washington 98101

Plum Creek Timberlands, L.P. 601 Union Street, Suite 3100 Seattle, Washington 98101

Re:	Plum Creek Timberlands, L.P. and Plum Creek Timber Company, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Partnership”), and Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), in connection with the public offering of shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and additional shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Securities”) pursuant to the Underwriters’ (as defined below) exercise in full of their option to cover over-allotments. The Company and the Partnership entered into an Underwriting Agreement, dated October 30, 2013, with Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the registration statement on Form S-3 (File Nos. 333-178443 and 333-178443-01) of the Company and the Partnership (respectively) relating to the Securities and other securities of the Partnership and the Company filed with the

Plum Creek Timber Company, Inc.

Plum Creek Timberlands, L.P.

November 4, 2013

Securities and Exchange Commission (the “Commission”) on December 12, 2011 under the Securities Act of 1933 (the “Securities Act”) (such registration statement, including the Incorporated Documents (as defined below) being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated December 12, 2011 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the preliminary prospectus supplement, dated October 28, 2013 (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”), relating to the offering of the Securities;

(d) the prospectus supplement, dated October 29, 2013 (the “Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities;

(e) the documents described on Schedule A hereto filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Prospectus or the Preliminary Prospectus, as the case may be, as of the date hereof (collectively, the “Incorporated Documents”);

(f) an executed copy of the Underwriting Agreement;

(g) a copy of the Certificate of Limited Partnership of the Partnership, as certified by the Secretary of State of the State of Delaware (the “Certificate of Limited Partnership”);

(h) a copy of the Agreement of Limited Partnership of the Partnership, as certified by José Quintana, Assistant Secretary of the Company (the “Agreement of Limited Partnership”);

(i) a copy of the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”); and

(j) a copy of the Amended and Restated By-Laws of the Company, as certified by José Quintana, Assistant Secretary of the Company (the “Bylaws”).

In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants, representations, and warranties contained in originals or copies (including facsimiles or electronic

Plum Creek Timber Company, Inc.

Plum Creek Timberlands, L.P.

November 4, 2013

versions), certified or otherwise identified to our satisfaction of the Registration Statement and such other documents and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In addition, as to certain facts material to our opinion, we have relied upon certain statements, representations, and covenants made on behalf of the Partnership and the Company by officers and other representatives of the Partnership and the Company, including representations and covenants set forth in a certificate (and accompanying exhibits) signed by an officer of the Company (the “REIT Certificate”), dated the date hereof, relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest. These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s primary counsel. We have, consequently, assumed and relied on the representations of such officers that the statements, representations, and covenants presented in the REIT Certificate, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that such statements, representations, and covenants are and will continue to be true without regard to any qualification as to knowledge, belief, or intent. We have also assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, electronic or photostatic copies, and the authenticity of the originals of such latter documents.

In rendering our opinion, we have assumed that the Prospectus accurately describes the business operations and the anticipated future operations of the Company and its subsidiaries. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants, representations, and warranties made by the Partnership and the Company (including those set forth in the REIT Certificate). Any change or inaccuracy in such facts (including events occurring subsequent to the effective date of the Registration Statement) could affect the conclusions stated herein.

Our opinion is also based on the correctness of the following assumptions: (i) the Company and each of its subsidiaries has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no material changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the Company’s subsidiaries have been formed, and (iii) each of the written agreements to which the Company or its

Plum Creek Timber Company, Inc.

Plum Creek Timberlands, L.P.

November 4, 2013

subsidiaries is a party has been and will be implemented, construed, and enforced in accordance with its terms.

In rendering our opinion, we have relied upon applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, in each case, as in effect on the date hereof. It should be noted that the Code, the Regulations, judicial decisions, administrative interpretations, and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. There can be no assurance, moreover, that our opinion will be accepted by the Service, or, if challenged, by the court.

Based solely upon and subject to the foregoing, we are of the opinion that, (i) for United States federal income tax purposes, commencing with its taxable year that ended on December 31, 1999, the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code, and the Company’s proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT and (ii) commencing with the period from the tax year that ended on December 31, 1999 up to the date hereof, the Partnership has been properly treated for United States federal income tax purposes as a disregarded entity or as a partnership and not as a corporation or as an association or publicly traded partnership subject to tax as a corporation. As noted in the Base Prospectus, the Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

Except as expressly set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. This opinion is for your benefit and it may not be relied upon by any other person.

Plum Creek Timber Company, Inc.

Plum Creek Timberlands, L.P.

November 4, 2013

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule A

1.	Annual Report on Form 10-K for the year ended December 31, 2012 (including information incorporated by reference into such Form 10-K from the Company’s Definitive Proxy Statement on Schedule 14A, filed on March 28, 2013).

2.	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013.

3.	Current Reports on Form 8-K filed on February 7, 2013, May 9, 2013 and October 29, 2013.